UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 10, 2016

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e)    Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers
Base Salary Increases. On March 10, 2016, the Board of Directors (the “Board”) of Ashford Inc. (the "Company") approved the recommendation of the Compensation Committee of the Board (the “Committee”) to increase the base salary of Deric S. Eubanks, the Chief Financial Officer of the Company, from $330,000 to $425,000, effective January 1, 2016, pursuant to the terms of his employment agreement.
Cash Incentive Bonuses. On March 10, 2016, the Board approved the recommendations of the Committee with respect to the 2015 annual cash incentive bonuses for the following executive officers, each as set forth in the following table:

Executive Officer	Cash Incentive Bonus [1,2]
Monty J. Bennett, Chairman of the Board and Chief Executive Officer	$1,350,000
Douglas A. Kessler, President	$781,250
David A. Brooks, Chief Operating Officer	$642,813
Deric S. Eubanks, Chief Financial Officer	$247,401
J. Robison Hays, Chief Strategy Officer	$318,750
Jeremy Welter, Executive Vice President	$318,750
_________________

1 Payable by the Company on or about March 15, 2016
2 Mr. Brooks received an annual cash incentive bonus of $492,813 and an additional discretionary cash bonus of $150,000

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2016

ASHFORD INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel